                                                                    EXHIBIT 10.1

                             [LOGO OF SANTA ANITA]

                         SANTA ANITA OPERATING COMPANY
                     SANTA ANITA REALTY ENTERPRISES, INC.
                           285 West Huntington Drive
                                 P.O. Box 60014
                        Arcadia, California 91066-6014
                           Telephone: (818) 574-7223
                              FAX: (818) 446-9565
STEPHEN F. KELLER
Chairman of the Boards

                                March 28, 1996

Mr. Thomas P. Mullaney
General Partner
Matthews, Mullaney & Co.
9454 Wilshire Blvd., Suite 900
Beverly Hills, CA 90212

                Re:  My Employment Agreement

Dear Tom:

     This letter confirms certain understandings with respect to the impact under my Employment Agreement of the reorganization that is currently taking place with respect to the compensation and duties of certain executive officers of Santa Anita Operating Company and Santa Anita Realty Enterprises, Inc.

     I consent to the reduction in my base compensation that is proposed as part of this reorganization. Accordingly, I agree that the reduction does not constitute "Good Reason" for termination within the meaning of Section V.E.4 of my Employment Agreement. I further agree that any actions that make up the reorganization (including the creation of two essentially co-equal chief executive officers) shall not be considered to constitute a material diminution in my position, authority, duties, or responsibilities to the Santa Anita Companies (including Operating Company), so that any such actions do not constitute "Good Reason" within the meaning of Section V.E.4 of my Employment Agreement.

     Notwithstanding the preceding paragraph, Operating Company will agree that, for the purpose of computing any severance payment that I may become entitled to under Section V.E.3 of my Employment Agreement, my base compensation shall be treated as $400,000.

     Finally, this letter confirms my understanding that the Compensation Committee will restructure the annual incentive program that is now available to me so that the maximum bonus opportunity will be 100% of base compensation, rather than 50% of base compensation. This restructuring will apply to my bonus opportunity for 1996.
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                             [LOGO OF SANTA ANITA]



Mr. Thomas P. Mullaney
March 28, 1996
Page Two


     Finally, although I will remain as a director of Realty, this letter constitutes my resignation as Chairman of the Board of Directors of Santa Anita Realty Enterprises, Inc.

     If this letter meets with your understanding, I suggest it be placed on the agenda for the next Compensation Committee meeting and, provided that the Compensation Committee agrees with the arrangements in this letter, they be brought before the Board of Directors for approval. If the Board then approves this letter, Operating Company would indicate its agreement by signing and retaining a copy of this letter to me.

                               Very truly yours,

                               /s/ Stephen F. Keller

                               Stephen F. Keller


SFK:br


APPROVED:
SANTA ANITA OPERATING COMPANY

/s/ Thomas P. Mullaney
- ---------------------------------------
Title:  Chairman Compensation Committee
        -------------------------------